Third Quarter 2023 Exhibit 99.2 NASDAQ: FRST

This Presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Primis Financial Corp.’s (the “Company”) future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-Looking Statements

Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table. Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP Measures

A pioneering bank, committed to imagining a faster and more convenient way to serve you. WELCOME TO PRIMIS Corp. Headquarters: McLean, VA Bank Headquarters: Glen Allen, VA Branches: 32 Ticker (NASDAQ): FRST Valuation Market Capitalization: $191 million Price / Book Value per Share 0.50x Price / Tangible Book Value(1): 0.66x Price / 2023 Estimated EPS(2): 10.77x Price / 2024 Estimated EPS(2): 5.80x Dividend Yield(3): 5.18% Pricing as of October 25, 2023. Financial data as of or for the three months ended September 30, 2023. (1) See reconciliation of Non-GAAP financial measures on slide 22. (2) Mean analyst estimates per Bloomberg. (3) Assumes $0.40 annualized dividend.

Third Quarter Improvement Achieved an operating return on average assets of 81 basis points(1), up from 9 basis points in the second quarter and 64 basis points a year ago. Generated a margin of 3.02%, up from 2.65% linked quarter due to sweeping off excess funds and tightly managing the balance sheet to maximize incremental spreads. Sold approximately $15 million of loans for a gain of approximately $0.4 million and participated out another $10 million to manage balance sheet capacity. Reduced noninterest expense, excluding goodwill impairment, to $25.9 million in Q3 versus $30.6 million in Q2. Reduced noninterest expense, excluding goodwill impairment, other nonrecurring, mortgage, and unfunded reserve expenses, to $20.9 million in Q3 from $24.0 million in Q2. Maintained peer-group leading liquidity with no FHLB borrowings, only $75 million of brokered CDs and $228.7 million of off-balance sheet funds swept off at September 30, 2023. 21% reduction in nonperforming assets, excluding SBA guarantees, linked-quarter to $19.6 million. Additional resolution occurred in October that reduced pro forma nonperforming assets as a percentage of total assets to 0.17% and increased pro forma allowance for credit losses as a percentage of nonperforming assets to 550%. Grew all capital ratios including TCE/TA. Leverage ratio increased to 8.80%. Opened 2,404 new deposit account relationships totaling $72.7 million with a weighted average cost of only 1.80%. See reconciliation of Non-GAAP financial measures on slide 22

Organization Focused on Funding for Past Three Years

Rolling out Technology and Consolidating Branches

V1BE Update[1]

62% % of V1BE Users that are SMBs	**~$144 million** Deposit balance of V1BE users	**8,056** Q3 Transactions	**1,013** Users with 175 added in Q3'23


Branch
V1BE Customer

Deposits per Branch[2]


$84.6
$85.1
$114.6
$114.5
$110.1
$146.8
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q3'23 PF

- Attractive community bank deposit base with core bank cost of deposits of only 1.91% in Q3
- Added new deposit customers in Q3 with $50 million of deposits at weighted average cost of 0.39%
- V1BE adoption/utilization continues to build with users up 21% in Q3, primarily due to addition of small-business customers

Dollars in Millions.
(1) V1BE is a proprietary bank delivery app for on-demand ordering of branch services
(2) Deposits per branch includes balances that were swept off. Pro forma includes branch consolidation.
Map adjusted for pending branch closures.

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Valuable and Reliable Funding Sources

- Core bank continues to provide highly attractive funding at levels generally better than peer and regional competition
  - Alternative sources for funding alleviate pressure to reprice the core bank to raise liquidity and proves thesis of digital strategy
  - Stable funding with essentially flat average NIB balances in Q3 while costs rose at a slower rate than wholesale

- Ability to leverage two funding channels provides meaningful flexibility and a competitive advantage
  - Digital platform allows the Bank to fulfill funding requirements without consuming wholesale capacity and at lower rates
  - Current cost of digital deposits improving quarterly against FHLB and Fed Funds. Current cost is approximately 30 bps less than target Fed Funds and moving towards Company goal of Fed Funds less 100 bps.

	3Q23	2Q23	1Q23	4Q22	3Q22
Core Bank Int. Exp.	$ 12,380	$ 11,823	$ 9,343	$ 5,183	$ 3,287
Digital Platform Int. Exp.	$ 9,196	$ 12,960	$ 5,701	$ 127	$ 0
Core Bank Avg. NIB	$ 471,813	$ 472,416	$ 555,771	$ 648,051	$ 665,000
Core Bank Avg. IBD	$2,099,617	$2,155,212	$2,149,650	$2,027,211	$2,027,332
Digital Platform Avg. IBD	$ 723,145	$1,052,603	$ 481,072	$ 14,691	$ 89
Core Bank Cost of IBD	***2.34%***	***2.20%***	***1.76%***	***1.01%***	***0.64%***
Core Bank Cost of Deposits	***1.91%***	***1.80%***	***1.40%***	***0.77%***	***0.48%***
Digital Platform Cost of IBD	5.05%	4.94%	4.81%	3.42%	0.55%
Avg. 3M FHLB Advance Rate	5.54%	5.31%	4.96%	4.40%	2.93%

NIB: Non-Interest Bearing, IBD: Interest-Bearing Deposits
Dollars in thousands

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Panacea Financial Update

panacea FINANCIAL

Q3'23 Loan Composition ($299.3 million)


16.1%
20.8%
63.1%
Commercial
PRN
Student Refi

Q3'23 Summary

- Life-to-date loan originations of $407 mil. (committed bal.)
- Total deposits of $53.3 mil., up 15.1%+ un-annualized QoQ
- PTPP Income +142% QoQ., with PTPP ROA of 1.77%
- Sold $15.4 mil. of loans in Q3'23 with recognized gain of ~$400k
- Launched new student loan consultation services, driving future fee income.
- Laid foundation for first securitization in 1H24
- Now banking 4,500+ doctors and >1% of all future doctors in the U.S.

2023 Outlook

- $150-200 mil. of total originations, $30-50 mil. of total deposit growth
- $20+ mil. of residential mortgage loan sales
- $50-$100 mil. of total loan sales under gain-on-sale strategy
- $5.5+ mil. of PTPP earnings improvement vs. 2022

Life Insurance Premium Finance Update

Key Portfolio Metrics

$360.7 Million
Loan Balances (Net of Fees)

4.1%
Q3 Loan Balance Growth

8.12%
yields on current pipeline

Key Performance Metrics

ORIGINATION CYCLE TIME

Average number of days from submission to loan closing **29**

Average Actual Primis Processing Time is ~4 Days

SUBMISSIONS

Average weekly submissions in Q3'23 **4**

Placement Ratio	28%
Carrier Approvals	27
Top-Tier Partners	5
Facilitators	82

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Primis Mortgage Update Pre-tax earnings for Q3: $697K Aggressively managing costs to preserve profitability in lower volume environment Funded production of $169 million versus $184 million in Q2 Locked pipeline at September 30, 2023 down 7% from June 30, 2023 Now licensed in 43 states and D.C. Continue to add reliable performers using our culture and commitment to the industry versus signing bonuses and financial commitments.

Third Quarter Results

Dollars in millions. See reconciliation of Non-GAAP financial measures on slide 22. Balance Sheet Trends (1)

Built Diversification into Loan Book in just 3 Years Never Lunged at long-maturity low rate CRE Disciplined around Cash secured lending & Medical Professionals NOO CRE By Collateral Type(1) Hotel portfolio down to $201 million from almost $300 million in early 2020 Occupancy, RevPAR, and ADR exceeding 2019 performance Debt coverage over 1.50x Office non owner-occupied CRE was $148 million at September 30 with $100 million of that true office building exposure LTV across all office is 66% All fully guaranteed by very high net worth guarantors Significant maturities/rate resets don’t begin until 2026 Retail exposure of $93 million at September 30 Low weighted-average LTV of 60% Low average loan size of less than $2 million. Dollars in millions. Loan balances using Book Balance Non-Owner-Occupied CRE by Type Total Outstanding % of Portfolio Excl PPP Hotel $201 6.4% Office $148 4.7% Retail $93 2.9% Assisted Living $52 1.7% All other $59 1.4% Warehouse/Industrial $21 0.7% Mixed Use $20 0.6% Total Non-Owner Occupied CRE $595 18.9%

Classified loans and NPAs exclude guaranteed portion of SBA loans. Core net charge-offs exclude losses covered by a third party. Asset Quality NPAs / Loans (Ex. PPP) + OREO Core NCOs / Average Loans Criticized & Classified Loans / Total Loans (Ex. PPP) Nonperforming assets and classified loans decreased by $5.1 million and $4.9 million, respectively, from Q2’23 Large remaining NPL relationship closed in October Remaining NPLs roughly $6.5 million or 0.17% of assets at Q3 Net charge-offs of $4.3 million in Q3 Includes $2.1 million of net charge-offs covered by a third party (offset in noninterest income) Core net charge-offs of $2.2 million, majority of which related to large NPL relationship that was previously reserved for No OREO as of September 30, 2023

Allowance for Credit Losses ACL Walk Forward ACL / Gross Loans (Ex. PPP) Provision for credit losses of $1.6 million in Q3 versus provision of $4.3 million in Q2 Provision includes $2.1 million related to third-party managed portfolio with credit enhancement Provision offset by gain of equal amount recorded in noninterest income ACL coverage of gross loans 1.14% at the end of Q3 Dollars in millions

Dollars in millions. (1) Core deposits exclude time deposits and includes deposits that were swept off at 9/30 Deposit Trends Deposit Composition – Q3’23 Core Deposit Growth(1) Total deposits were essentially flat compared to Q2’23 as the balance sheet was managed to minimize excess cash Uninsured/unsecured deposits make up approximately 20% of total deposits with 185% coverage of those balances from external liquidity sources $75 million remaining brokered deposits maturing in Q4’23 Cost of Deposits: 260 bps

Net Interest Income Progression Dollars in thousands. Core excludes impact of PPP balances Net Interest Income and Net Interest Margin Net interest margin expanded to 3.02% from adjusted margin of 3.00% in Q2 (excluding excess liquidity). Higher earning asset yield offset funding cost increases as deposit pressures moderated Net Interest Margin Trends

Q3 NIE, excluding unfunded commitment expense and goodwill impairment, includes the following: $0.3 million of expense due to third-party serviced loan portfolio, down from $0.5 million last quarter Mortgage expenses of $5.1 million, down from $5.3 million last quarter Nonrecurring costs of $0.2 million due to employee fraud investigation Excluding items above, Q3 NIE decreased to $20.5 million versus $23.5 million in Q2 Decline in compensation ($1.0MM) from attrition and administrative reductions Reduced operating costs in most areas due to cost control and reduced fraud costs Q3 included 2 months of administrative saves. 8 branches will consolidate late October 2023 Efficiency Ratio Dollars in thousands. (1) See reconciliation of Non-GAAP financial measures on slide 22. Non-Interest Expense and Efficiency Ratio Non-Interest Expense (Ex. Res. for Unfunded Com. Expense & Goodwill Impairment) (1)

Tangible Book Value Per Share Diluted Earnings Per Share and Adjusted Diluted EPS (1) See reconciliation of Non-GAAP financial measures on slide 22. Per Share Results Q3’23 diluted operating EPS of $0.32, up 52% versus same period in 2022 AOCI impact to TBV per share of $1.23 at September 30, 2023, expected to recover over time given our intent and wherewithal to hold until recovery or maturity. (1) (1)

Talented management team and board committed to building long-term shareholder value Attractive core-funded community bank with a complementary digital funding platform Aggressive and early use of technology positioning the Bank for superior performance as the industry evolves Significant valuation upside as strategic investments mature Summary

Appendix

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35 bps on average PPP balances in all applicable periods. Non-GAAP Reconciliation